UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

January 10, 2024
Date of Report (date of earliest event reported)
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APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
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Minnesota (State or other jurisdiction of incorporation or organization)	0-6365 (Commission File Number)	41-0919654 (I.R.S. Employer Identification Number)
4400 West 78th Street - Suite 520 Minneapolis, Minnesota 55435
(Address of principal executive offices and zip code)
(952) 835-1874
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05    Costs Associated with Exit or Disposal Activities.
On January 10, 2024, the Board of Directors of Apogee Enterprises, Inc. (the “Company”), approved certain restructuring actions intended to streamline its business structure, enable a more efficient cost model, and better position the Company for profitable growth (referred to as “Project Fortify”). Project Fortify includes strategic changes in the Architectural Framing Systems Segment to simplify the Segment’s organizational structure and brand portfolio, and eliminating certain lower-margin product and service offerings. The Company will also implement actions to optimize processes and streamline resources in its Architectural Services and Corporate Segments. These actions will include a reduction in the Company’s workforce by approximately 250 employees and the closure of a manufacturing facility and certain administrative offices. The Company broadly communicated these actions internally on January 30, 2024.

The Company expects to incur approximately $16 million to $18 million of pre-tax charges in connection with Project Fortify, including: approximately $7 million to $9 million of severance and employee related costs, $2 million to $3 million of contract termination costs, and $6 million to $7 million of other expenses. Cash expenditures related to these actions, which are included in the foregoing amounts, are estimated to be approximately $11 million to $13 million. The Company will record these charges as incurred. The Company expects annualized cost savings from Project Fortify of approximately $12 million to $14 million, with approximately 60% of the savings to be realized in fiscal year 2025 and the remainder in fiscal 2026. The Company expects the actions associated with the plan to be substantially completed by the end of the third quarter of fiscal 2025.

The actual timing, costs and savings associated with Project Fortify may differ from the Company’s expectations and estimates and such differences may be material.

Item 7.01    Regulation FD Disclosure.

On January 30, 2024, the Company issued a press release stating that any restructuring charges incurred associated with Project Fortify as described in Item 2.05 of this Form 8-K, are expected to be adjusted out of GAAP earnings and therefore would not impact its adjusted diluted earnings per share outlook for fiscal 2024 or 2025.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Apogee Enterprises, Inc. dated January 10, 2024.
104	Cover page interactive data file (embedded within the Inline XBRL document)

Certain statements within this Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plans”, “goals”, “should” and similar expressions are intended to identify “forward-looking statements”. These forward-looking statements include statements regarding our future structure, growth, profitability, positioning, results, expenses, targets and other statements that are not historical in nature. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In particular, statements regarding the Company’s restructuring and cost-savings plans disclosed in this release constitute forward-looking statements. These forward-looking statements are subject to significant risks that could cause actual results to differ materially from the expectations reflected in the forward-looking statements. Such risks include, without limitation, that: we may be unable to achieve our anticipated results from the business restructuring initiatives; implementation of the cost-saving and business restructuring initiatives may take more time or cost more than expected; the anticipated cost saving initiatives may not be achieved, or they may be materially less than anticipated; and the restructuring may result in disruption in delivery of services to our customers. More information concerning potential factors that could affect future financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended February 25, 2023 and in subsequent filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By: /s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: January 30, 2024